EXHIBIT 99.1

NEWS RELEASE

Contact:	Robert D. Hardy, CFO U.S. Concrete, Inc. 713-499-6222

FOR IMMEDIATE RELEASE

U.S. CONCRETE UPDATES FOURTH QUARTER 2007 EARNINGS GUIDANCE

• Provides First Quarter 2008 Earnings Guidance
• Announces 2007 Final Earnings Release and Conference Call Schedule

HOUSTON, TEXAS - February 19, 2008 - U.S. Concrete, Inc. (NASDAQ: RMIX) today announced that it expects to report a $77.9 million, or $2.03 per share, after-tax noncash charge during the fourth quarter of 2007 to reduce a portion of the carrying value of the Company’s goodwill pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142. As a result, the Company expects to report a fourth quarter 2007 net loss from continuing operations of approximately ($2.00) - $(2.03) per diluted share. Excluding this noncash goodwill impairment charge, net income from continuing operations for the three months ended December 31, 2007 would be approximately $0.01 to $0.03 per diluted share, which is below the Company’s previously issued earnings guidance for the fourth quarter of 2007.
Under generally accepted accounting principles, the Company is required to periodically measure the carrying value of its goodwill. The fair value of the Company’s goodwill is determined based on a blend of estimated discounted cash flows, publicly traded company multiples and acquisition multiples. An overriding component of this valuation process is evaluating these various valuation metrics against the enterprise value of the Company using recent trading prices of its common stock as a benchmark. The noncash goodwill impairment charge, which was required to be recorded in the fourth quarter of 2007, was partially triggered by the significant decline in the Company’s share price during the quarter, driven to some degree by the cyclical nature of the construction industry.

As previously announced, the Company has divested certain underperforming business units and the operating results and the loss on the sale of these business units will be reflected in “Results of Discontinued Operations” for the fourth quarter of 2007, and our prior results will be adjusted to reflect such changes in reporting. In addition to the noncash goodwill impairment charge, the Company also took charges related to impairments and disposals of excess equipment in the fourth quarter of 2007 of approximately $0.8 million. Final fourth quarter and full-year 2007 results remain subject to the completion of the Company’s usual year-end closing procedures and completion of an audit by its independent public accounting firm. The Company expects to release final fourth quarter and full-year 2007 results on Tuesday, March 4, 2008.

PRELIMINARY OPERATING RESULTS
Revenues from continuing operations for the fourth quarter of 2007 were $198.7 million, which was lower than previously expected due to lower-than-expected sales volumes of ready-mixed concrete in December, mainly in the Dallas/Ft. Worth market area. Fourth quarter 2007 ready-mixed concrete volumes from continuing operations were 1.76 million cubic yards and approximately 3.9% below the fourth quarter of 2006. Fourth quarter 2007 EBITDA from continuing operations is expected to be approximately $14 million to $15 million. The Company defines EBITDA as net income (loss) plus the provision for income taxes, net interest expense, noncash impairments and depreciation, depletion and amortization. EBITDA is a non-GAAP financial measure. For a reconciliation of EBITDA to the most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Financial Measures” below.
U.S. Concrete’s Executive Vice President and Chief Financial Officer, Robert D. Hardy, stated, “Our fourth quarter operating results were below our expectations primarily due to sluggish ready-mixed concrete sales in December. Our liquidity and balance sheet remain strong. As of December 31, 2007, we had approximately $15 million of cash on hand and $113 million available under our credit facility. Accordingly, we believe we have adequate liquidity to manage our operations through the uncertain economic environment we are facing as we move through 2008.”

Mr. Hardy continued by saying, “While other valuation methodologies might support a higher carrying value of our goodwill, those methodologies did not outweigh the decline in our share price. Accordingly, we were required to record the noncash goodwill impairment charge similar to many other publicly traded companies whose businesses are cyclical in nature and who have exposure to the issues impacting the residential housing and mortgage credit markets. This charge does not negatively impact any loan compliance covenants under our debt agreements.”

OUTLOOK
The statements in the following paragraphs are based on the Company’s current expectation, but they do not include the potential effects of any acquisitions or divestitures the Company may complete after the date of this press release. These statements are forward-looking, and actual results may differ materially.
Based on the current state of its business and backlog, the Company expects first quarter 2008 revenues from continuing operations to be in the range of $150 million and $160 million and a loss from continuing operations per diluted share to range between ($0.13) and ($0.19). First quarter 2008 EBITDA from continuing operations is expected to be in the range of approximately $2 million to $4 million. The Company has assumed approximately 38.4 million shares outstanding for its first quarter 2008 earnings per share estimates.
U.S. Concrete’s President and Chief Executive Officer, Michael W. Harlan, said, “As we discussed on our last conference call, we expected 2008 ready-mixed concrete volumes to be lower than 2007 volume in the “low single-digit percentage” range. Since that time, further uncertainty for 2008 construction activity has developed, including the possibility of an economic recession and deterioration in the overall construction sector. Our backlog remains solid as we start the year and our volumes during January and February are in line with our original expectations. However, we now expect our volumes could decline more than our original forecast during the last half of 2008 compared to the same periods in 2007. As a result, during the fourth quarter of 2007 we began to take additional measures to address our volume expectations for 2008, including the disposal of excess equipment, headcount reductions and plant downsizings. We have also continued to evaluate our existing asset base and will take further steps to ensure our investments generate appropriate returns and compliment our long-term strategy. Our balance sheet and liquidity are solid as are our relationships with our lenders and we remain well positioned to manage through this cyclical down period.”

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This release uses the non-GAAP financial measure “EBITDA.” The Company defines EBITDA as net income (loss) plus the provision for income taxes, net interest expense, noncash impairments and depreciation, depletion and amortization. The Company has included EBITDA in this press release because it is widely used by investors for valuation and for comparing the Company’s financial performance with the performance of other building material companies. The Company also uses EBITDA to monitor and compare the financial performance of its operations. EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report. The expected EBITDA used in this press release of approximately $14 million to $15 million for the fourth quarter of 2007 is calculated as follows: net loss from continuing operations (estimated to be approximately $77 million), less the benefit for income taxes (estimated to be approximately $5 million), plus net interest expense (estimated to be approximately $7 million) and noncash impairments, depreciation, depletion and amortization (estimated to be approximately $89 million to $90 million). The expected EBITDA used in this press release of approximately $2 million to $4 million for the first quarter of 2008 is calculated as follows: net loss from continuing operations (estimated to be approximately $6 million to $8 million), less the benefit for income taxes (estimated to be approximately $4 million), net interest expense (estimated to be approximately $7 million) and noncash impairments, depreciation, depletion and amortization (estimated to be approximately $7 million).

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE
The Company intends to release its fourth quarter results on Tuesday, March 4, 2008, at 6:00 a.m., Eastern Time. In conjunction with the release, U.S. Concrete has scheduled an investor conference call for the same day, which will be broadcast live over the Internet at 10:00 a.m., Eastern Time (9:00 a.m., Central time).  The call can be accessed live via phone, by dialing (303) 262-2138 and asking for the U.S. Concrete call 10 minutes prior to the start time or live over the Internet by logging on to U.S. Concrete’s Web site at www.us-concrete.com.
A telephonic replay of the conference call will be available through Tuesday, March 11, 2008, and may be accessed by calling (303) 590-3000 and using the passcode 11108911#. An archive of the Webcast will be available shortly after the call on the Company’s Web site at www.us-concrete.com within the investor relations section of that site.
U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and concrete-related products; and precast concrete. The Company has 116 fixed and eight portable ready-mixed concrete plants, nine pre-cast concrete plants, two concrete block plants and eight aggregates facilities. During 2007, these facilities produced approximately 7.2 million cubic yards of ready-mixed concrete, 1.8 million eight-inch equivalent block units and 3.8 million tons of aggregates. For more information on U.S. Concrete, visit http://www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various forward-looking statements that are based on management's belief as well as assumptions made by, and information currently available to, management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking statements include, but are not limited to, the statements regarding: expected net income (loss) from continuing operations and net income (loss) from continuing operations per diluted share for the fourth quarter of 2007 and the reasons underlying these expectations; expected fourth quarter loss from continuing operations and the reasons underlying those expectations; expected revenue and EBITDA (loss) (and the estimated components for the calculation of EBITDA) for the fourth quarter of 2007 and the reasons underlying those expectations; estimated ready-mixed concrete sales volumes and selling prices for the fourth quarter of 2007; the Company’s strong liquidity and balance sheet; all the statements under “Outlook” above; and the expected schedule to release results for the fourth quarter. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2006, and the Company’s subsequent Quarterly Reports on Form 10-Q.

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